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                          CERTIFICATE OF INCORPORATION

                                       OF

                            ASI HOLDING CORPORATION


                 FIRST:  The name of the Corporation is ASI Holding Corporation.

                 SECOND: The Corporation's registered office in the State of Delaware is at Corporation Trust Center, 1209 Orange Street in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

                 THIRD: The nature of the business of the Corporation and its purpose is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

                 FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is 500,000 shares of Common Stock, par value $.01 per share.

                 FIFTH: The name and mailing address of the incorporator is as follows:

                          Joseph S. Schuchert
                          c/o Kelso & Company
                          350 Park Avenue
                          21st Floor
                          New York, New York  10022

                 SIXTH: The following provisions are inserted for the management of the business and for the conduct of the affairs of the Corporation and for the purpose of creating, defining, limiting and regulating the powers of the Corporation and its directors and stockholders:

                 (a) The number of directors of the Corporation shall be fixed and may be altered from time to time in the manner provided in the By-Laws, and vacancies in the Board of Directors and newly created directorships resulting from any increase in the authorized number of directors may be filled, and directors may be removed, as provided in the By-Laws.
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                 (b)  The election of directors may be conducted in any manner approved by the stockholders at the time when the election is held and need not be by ballot.

                 (c) All corporate powers and authority of the Corporation (except as at the time otherwise provided by law, by this Certificate of Incorporation or by the By-Laws) shall be vested in and exercised by the Board of Directors.

                 (d) The Board of Directors shall have the power without the assent or vote of the stockholders to adopt, amend, alter or repeal the By-Laws of the Corporation, except to the extent that the By-Laws or this Certificate of Incorporation otherwise provide.

                 (e) No director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of his or her fiduciary duty as a director, provided that nothing contained in this Article shall eliminate or limit the liability of a director
         (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, (iii) under Section 174 of the General Corporation Law of the State of Delaware or (iv) for any transaction from which the director derived an improper personal benefit.

                 SEVENTH: The Corporation reserves the right to amend or repeal any provision contained in this Certificate of Incorporation in the manner now or hereafter prescribed by the laws of the State of Delaware, and all rights herein





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conferred upon stockholders or directors are granted subject to this reservation.

                 IN WITNESS WHEREOF, I, the undersigned, being the incorporator hereinabove named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make and file this Certificate, hereby declaring and certifying, under penalties of perjury, that this instrument is my act and deed and that the facts herein stated are true, and accordingly have hereunto set my hand this 14th day of March, 1988.



                                  /s/ JOSEPH S. SCHUCHERT
                                  ------------------------
                                      Joseph S. Schuchert





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